SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) May 25, 2001
                                  ------------




                         HUGHES ELECTRONICS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE               0-26035                 52-1106564
----------------------------   -----------------------    -------------------
(State or other jurisdiction        (Commission            (I.R.S. Employer
 of incorporation or organization)   File Number)         Identification No.)




                          200 North Sepulveda Boulevard
                          El Segundo, California 90245
                       -------------------------------
                                 (310) 662-9688
                               ----------------
             (Address, including zip code, and telephone number, including area code, of registrants' principal executive office)























                                      - 1 -

ITEM 5. OTHER EVENTS

     On May 25, 2001, General Motors Corporations (GM) issued a news release regarding their subsidiary Hughes Electronics Corporation (Hughes) announcing Harry Pearce being named Chairman of Hughes, retiring from GM. The release is as follows:


                 GM Vice Chairman Harry Pearce Named Chairman of
                    HUGHES Electronics Corp., Retires from GM


   DETROIT -- General Motors Corp. Vice Chairman Harry J. Pearce today announced his decision to accept the position of Chairman of Hughes Electronics Corp. and retire from GM, effective immediately, capping a 16-year career at the world's largest vehicle manufacturer.

   In his new capacity, Pearce will oversee the activities of the GM subsidiary, including HUGHES' consideration of strategic restructuring alternatives.

   "No one has enjoyed their work at General Motors more than I have," Pearce said. "I can look back proudly at a multitude of accomplishments of the men and women of GM. I am honored to have worked with them over these last 16 years.

   I now look forward to working alongside the people of HUGHES to assure that this great organization achieves its fullest potential for the benefit of its employees and all stakeholders," Pearce said.

   Pearce has been vice chairman of the GM Board of Directors since 1996, with responsibility for GM's non-automotive businesses, including HUGHES, Allison Transmission Division, Electro-Motive Division and GM Defense; the Public Policy Center; the Office of the Secretary; and the Enterprise Activities Group.

   Pearce will not stand for election to the GM Board of Directors at the company's annual meeting on June 5, 2001.

   "We'll miss Harry for a lot of reasons," GM Chairman Jack Smith said. "Mostly for the culture he has instilled within GM and its people to do the right thing in all situations, be socially responsible, and fight for what is right."

   "Harry has inspired all of us on both personal and professional levels," GM President and CEO Rick Wagoner said. "He has been a model of strong, ethical leadership for the company. His greatest legacy is most likely to be his positive contributions to the lasting values of this company."

   Pearce joined General Motors as associate general counsel in October 1985, assuming responsibility for all product litigation and product safety matters worldwide. From May 1987 to August 1994, Pearce had been general counsel with responsibility for GM's Legal Staff, and was elected GM executive vice president on November 2, 1992. He was elected to the GM Board of Directors as vice chairman on Jan. 1, 1996.

   Prior to joining GM, Pearce had been a senior partner in the firm of Pearce & Durick of Bismarck, N.D. In that capacity, he represented GM and other industrial companies nationwide in a variety of product liability cases over a period of 15 years.

   Pearce, 58, said his decision to retire from GM was unrelated to any health issues. He successfully battled leukemia after he was diagnosed in 1998. He also said the prognosis for GM was excellent.

                                      - 2 -

   "The strategies it has been successfully pursuing have placed GM in an excellent position," Pearce said. "It's delivering on its promise to produce innovative, high-quality products and services that our customers want. It's redefining itself in terms of the global marketplace and expanding business opportunities. And, most importantly, it has the best people in our industry who will continue to drive success in the future."

   In connection with Pearce's retirement, the GM Board of Directors has elected Tom Gottschalk Executive Vice President - Law and Public Policy, reporting to Wagoner. Gottschalk will also continue as General Counsel for the company.

                                    # # #

Note to Reporters:
General Motors and HUGHES Electronics will host a teleconference for news media beginning at 1:00 p.m. EDT today (10:00 a.m. Pacific). HUGHES Chairman Harry Pearce and CEO Jack Shaw will preside. Following brief opening remarks by Mr. Pearce, there will be a question-and-answer session. To access the conference call, please call 1-800-553-0326 (Non-US callers should dial 1-612-288-0318) 10 minutes prior to the start time and ask to be connected to the General Motors conference call.


                                   # # # #





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    HUGHES ELECTRONICS CORPORATION



Dated:  May 25, 2001
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                                    By: s/Roxanne S. Austin
                                       ----------------------------
                                       Roxanne S. Austin
                                       Chief Financial Officer



















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